SUB-ITEM 77I

                               MFS SERIES TRUST X

MFS New Endeavor Fund and MFS Strategic Value Fund, each a series of MFS Series Trust X, established a new class of shares, class R, as described in the prospectus supplement contained in Post-Effective Amendment No. 44 to the Registration Statement (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on December 23, 2002 under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.